Exhibit 5.1
May 25, 2007

Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

Re:	Registration Statement on Form S-8 Relating to 25,000,000 Shares of Common Stock Reserved for Issuance under Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone
Ladies and Gentlemen:
     We have acted as counsel to Lowe’s Companies, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). An aggregate of 5,000,000 shares (20,000,000 shares after two subsequent 2-for-1 stock splits) of the Company’s common stock, par value $0.50 per share (the “Common Stock”), to be issued under the Lowe’s Companies Employee Stock Purchase Plan – Stock Options For Everyone (the “Plan”), were registered on May 2, 2000 pursuant to Registration Statement on Form S-8, Registration No. 333-36096. This opinion relates to the additional 25,000,000 shares of Common Stock (the “Shares”) to be issued under the Plan being registered pursuant to the Registration Statement.
     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Restated Charter of the Company and the Company’s Bylaws, as amended to date, (iv) all actions of the Company’s board of directors and shareholders reflected in the Company’s minute book and (v) a specimen of the form of certificate evidencing the Shares ( (i) – (v), collectively, the “Registration Documents”).
     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and, to the extent applicable, the due authorization, execution and delivery of such documents by all applicable parties. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of statements contained in the Registration Documents and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.
     To the extent it may be relevant to the opinion expressed below, we have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of the Shares registered pursuant to the Registration Statement.
     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued, delivered, vested and sold in accordance with the terms of the Plan and the terms of any other agreement relating to any of the Shares, will be validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following:
     (A) bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;
     (B) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and
     (C) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.
     The opinions expressed herein are limited to the laws of the State of North Carolina and the federal law of the United States, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,

/s/ Moore & Van Allen PLLC
MOORE & VAN ALLEN PLLC